                                                                    EXHIBIT 12.1


                          AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                     Six months       Year           Year          Year                                    Year
                                       Ended         Ended          Ended         Ended         March 17-    January 1-    Ended
                                      June 30,     December 31,   December 31,  December 31,   December 31    March 16, December 31,
                                        1998           1997           1996         1995            1994         1994        1993
                                     ----------    ------------   -----------   ------------   -----------   ----------  -----------
 Net Operating Income                 $ 31,221       $ 38,941       $ 19,626     $ 11,460       $ 7,486       $  (716)     $  (447)

 (Less) Nonrecurring item:
    Gain on sale                      $   -          $   -          $   -        $ (2,412)      $  -          $   -        $  -

 (Plus) Extraordinary item:
    Unamortized loan fee write-off    $   -          $   -          $    511     $   -          $  -          $   -        $  -

 (Plus) Fixed charges:
    Interest expense                  $ 17,363       $ 14,113       $ 14,276     $ 11,472       $  4,782      $  2,358     $ 10,932
    Interest capitalized                 6,525          6,985          2,567        3,641          2,096          -           -
    Debt cost amortization                 336            505            667        1,278            241            80          218
    Preferred dividend                   8,523          7,480          4,264          917            -            -           -
                                      --------       --------       --------     --------       --------      --------     --------
       Total fixed charges (1)        $ 32,747       $ 29,083       $ 21,774     $ 17,308       $  7,119      $  2,438     $ 11,150

 (Less):
    Interest capitalized              $  6,525       $  6,985       $  2,567     $  3,641       $  2,096      $   -        $   -
    Preferred dividend                   8,523          7,480          4,264          917            -            -            -

 Adjusted earnings (2)                $ 48,920       $ 53,559       $ 35,080     $ 21,798       $ 12,509      $  1,722     $ 10,703
                                     ---------      ---------       --------     --------       --------      --------     --------
 Ratio (2 divided by 1)                   1.49           1.84           1.61         1.26           1.76          0.71         0.96
                                     =========      =========       ========     ========       ========      ========     ========


                          AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES




                                     Six months      Year           Year          Year                                      Year
                                       Ended        Ended          Ended         Ended        March 17-    January 1-      Ended
                                      June 30,    December 31,  December 31,   December 31,  December 31    March 16,   December 31,
                                        1998          1997          1996          1995          1994          1994          1993
                                     ----------   ------------  ------------   ------------  -----------    ---------   ------------
 Net Operating Income                 $ 31,221      $ 38,941      $ 19,626       $ 11,460     $  7,486       $ (716)       $  (447)

 (Less) Nonrecurring item:
     Gain on sale                     $   -         $   -         $   -          $ (2,412)    $   -          $   -         $   -

 (Plus) Extraordinary item:
     Unamortized loan fee write-off   $   -         $   -         $    511       $   -        $   -          $   -         $   -

 (Plus) Fixed charges:
     Interest expense                 $ 17,363      $ 14,113      $ 14,276       $ 11,472     $  4,782       $  2,358      $ 10,932
     Interest capitalized                6,525         6,985         2,567          3,641        2,096           -             -
     Debt cost amortization                336           505           667          1,278          241             80           218
                                      --------      --------      --------       --------     --------       --------      --------
       Total fixed charges (1)        $ 24,224      $ 21,603      $ 17,510       $ 16,391     $  7,119       $  2,438      $ 11,150

 (Less):
     Interest capitalized             $  6,525      $  6,985      $  2,567       $  3,641     $  2,096       $   -         $   -

 Adjusted earnings (2)                $ 48,920      $ 53,559      $ 35,080       $ 21,798     $ 12,509       $  1,722      $ 10,703
                                      --------      --------      --------       --------     --------       --------      --------
 Ratio (2 divided by 1)                   2.02          2.48          2.00           1.33         1.76           0.71          0.96
                                      ========      ========      ========       ========     ========       ========      ========
